Exhibit 10.4
UST 320
CONSENT
     We, the undersigned, hereby do consent to the adoption of the amendments to the “Benefit Plans” as defined in and as described in the attached resolutions to Amend Benefit Plans to Comply With Emergency Economic Stabilization Act adopted as of October 31, 2008, by the Board of Directors, as and to the extent, and for the period, required by the provisions of Section 111 of the Emergency Economic Stabilization Act of 2008 (“EESA”) applicable to participants in the Capital Purchase Program under EESA and the rules and regulations issued by the Department of the Treasury.
Agreed to and acknowledged as of the                      day of February 2009.

David L. Payne

John “Robert” A. Thorson

Jennifer J. Finger

Dennis R. Hansen

David Robinson